UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Richard H. Fleming, Executive Vice President and a named executive officer and former Chief Financial Officer of the Registrant, has announced that he will retire from the Registrant effective June 1, 2012.

(c)	In connection with Mr. Fleming’s upcoming retirement, Matthew F. Hilzinger, the Registrant’s Executive Vice President and Chief Executive Officer, will now serve additionally as the Registrant’s principal accounting officer.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Registrant held its 2012 annual meeting of stockholders on May 9, 2012. At the annual meeting, the stockholders considered two proposals, each of which is described in more detail in the Registrant’s proxy statement for the meeting. The matters voted upon at the annual meeting and the results of the votes were as follows:

Proposal 1. Election of three directors for a three-year term to expire in 2015.

	FOR	WITHHOLD	BROKER NON-VOTES
Jose Armario	71,822,882	1,386,721	23,246,662
W. Douglas Ford	71,764,740	1,444,863	23,246,662
William H. Hernandez	72,436,617	772,986	23,246,662

Proposal 2. Ratification of appointment of Deloitte & Touche LLP as the Registrants independent registered public accountants for 2012.

FOR	AGAINST	ABSTAIN
95,754,631	561,201	140,433

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: May 14, 2012	By:	/s/ Ellis A. Regenbogen
Ellis A. Regenbogen
Vice President, Associate General
Counsel and Corporate Secretary